SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------




                                    Form 8-K




                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                          Date of Report: July 28, 2003
                        (Date of earliest event reported)




                          Pre-Paid Legal Services, Inc.
             (Exact name of registrant as specified in its charter)



                          (Commission File No. 1-9293)





           Oklahoma                                      73-1016728
(State or other jurisdiction                (I.R.S. Employer Identification No.)
      of incorporation)


     321 East Main Street
        Ada, Oklahoma                                    74821-0145
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:               (580) 436-1234





Item 7.    Financial Statements and Exhibits

         The following exhibits are included with this report:

   Exhibit No.                      Description
   -----------                     ------------

       99.1         Company Press Release dated July 28, 2003



Item 12. Results of Operation and Financial Condition

     On July 28, 2003, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its financial results for the three months and six months ended June 30, 2003. A copy of the release is included as an exhibit to this report.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRE-PAID LEGAL SERVICES, INC.



                                    By: /s/ Randy Harp
                                    --------------------------------------------
Date:  April 28, 2003               Randy Harp, Chief Operating Officer







                                INDEX TO EXHIBITS

Exhibit No.                       Description
-----------                       -----------

       99.1         Company Press Release dated July 28, 2003





                                  EXHIBIT 99.1
For Immediate Release                              Company        Melanie Lawson
Monday, July 28, 2003                             Contact:        (580) 436-1234

         Pre-Paid Legal Announces Second Quarter 2003 Financial Results
                   $8.0 Million Cash Flow for Quarter, Up 46%
           Net Income Up 18%, EPS Up 36%, and Membership Revenue Up 6%


     ADA, OK, July 28, 2003 - Pre-Paid Legal Services, Inc. (NYSE:PPD), today announced financial results for the second quarter and for the six months ended June 30, 2003. The Company released production results earlier this month. Net income for the second quarter of 2003 increased 18 percent to $10.0 million from $8.5 million for the prior year's second quarter. Membership revenues increased 6 percent to $81.9 million from $77.6 million for the same period last year. Diluted earnings per share increased 36 percent to 57 cents per share from 42 cents per share for the prior year's comparable quarter due to increased net income of 18% and an approximate 13% decrease in the weighted average number of outstanding shares.

     Net income for the first six months of 2003 increased 27 percent to $22.1 million from $17.4 million for the first six months of 2002. Diluted earnings per share for the 2003 six-month period increased 44 percent to $1.24 per share from 86 cents per share for the prior year's comparable period. Membership revenues for the first six months of 2003 were up 9 percent to $163.4 million from $149.5 million for the prior year period.

     Net cash provided from operating activities for the six months ended June 30, 2003, increased 20 percent to $28.3 million from $23.5 million for the comparable period of 2002. At June 30, 2003, the Company had cash and investment balances exceeding $32 million after spending $32.2 million during the first six months of 2003 to repurchase 1.5 million shares of its stock at an average share price of $21.41, including $12.3 million during the second quarter of 2003 to repurchase 502,916 shares at an average share cost of $24.38. Since April 1999, the Company has purchased 7.0 million shares at a cost of $157.3 million, or an average share cost of $22.47. The stock buyback initiative has reduced the number of outstanding shares by approximately 30 percent to approximately 17.4 million shares outstanding. During the second quarter, the Company accessed the remaining $6 million available to it under a previously announced stock purchase line of credit. At June 30, 2003, the Company had $5.8 million outstanding after repaying $4.2 million of the $10 million advances. At June 30, 2003, the Company also had $13.1 million outstanding on its $20 million line of credit for its new office construction with approximately $4 million immediate availability based on costs incurred through June 30, 2003.

     Second quarter 2003 membership fees increased slightly to $81.9 million from $81.5 million for first quarter of 2003. Associate services revenues declined during the 2003 second quarter by approximately $1.2 million to $6.3 million from $7.5 million for the 2003 first quarter while associate services and direct marketing expenses increased by $291,000 during the same period. Membership benefits totaled $27.6 million in the second quarter of 2003 compared to $26.7 million for the first quarter and represented 34% of membership fees for the second quarter compared to 33% for the first quarter. Total commissions to associates per new membership sold during the respective quarters were $166 per membership for the three months ended June 30, 2003 compared to $158 for the first three months of 2003 and increased primarily due to the reduction of commission chargebacks during the second quarter for qualifying sales associates. Primarily due to increased legal fees and telecommunication expenses, general and administrative expenses during the 2003 second quarter increased to $8.9 million compared to $8.0 million for the first quarter of 2003 and represented 11% and 10% of membership fees, respectively, for each period.

     The Company will conduct a conference call to present the second quarter results on Wednesday, July 30, 2003, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (913) 981-5559. Audio replay will be available beginning at 11:30 a.m. Eastern Time on July 30, 2003 and will run through midnight Friday, August 8, 2003 by dialing (719) 457-0820; passcode for the replay is 430834. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section.

     The Company expects to file its quarterly report on Form 10-Q for the three months ended June 30, 2003 later this week.

About Pre-Paid Legal Services
     Pre-Paid Legal Services develops and markets legal service plans across North America. The plans typically provide for legal service benefits, including unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. More information can be located at the Company's homepage on the worldwide web at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, including those statements above regarding future stock repurchases and additional funding arrangements, regarding the Company's future plans and objectives and expected operating results, and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to the Company's business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by the Company with the Securities and Exchange Commission, including (among others) those listed in the Company's Form 10-K and Form 10-Q, and include the risks that the Company's membership persistency or renewal rates may decline, that the Company may not be able to continue to grow its memberships and earnings, that the Company is dependent on the continued active participation of its principal executive officer, that pending or future litigation may have a material adverse effect on the Company if resolved unfavorably to the Company, that the Company could be adversely affected by regulatory developments, that competition could adversely affect the Company, that the Company is substantially dependent on its marketing force and that the Company's stock price may be affected by short sellers. Please refer to pages 37 and 38 of the Company's 2002 Form 10-K and pages 8 through 10 of the Company's March 31, 2003 Form 10-Q for a more complete description of these risks. The Company undertakes no duty to update any of the forward-looking statements in this release.


PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)
                                                                           Three Months Ended         Six Months Ended
                                                                                June 30,                  June 30,
                                                                        ----------   -----------  -----------  -----------
                                                                            2003         2002         2003         2002
                                                                        ----------   -----------  -----------  -----------
Revenues:
  Membership fees....................................................   $   81,881   $   77,585   $  163,428   $  149,479
  Associate services.................................................        6,330        9,117       13,867       18,136
  Other..............................................................        1,431        1,242        2,667        2,360
                                                                        ----------   -----------  -----------  -----------
                                                                            89,642       87,944      179,962      169,975
                                                                        ----------   -----------  -----------  -----------
Costs and expenses:
  Membership benefits................................................       27,590       26,004       54,315       50,316
  Commissions........................................................       28,353       32,799       56,531       60,607
  Associate services and direct marketing............................        7,350        7,155       14,409       14,723
  General and administrative.........................................        8,928        7,538       16,921       15,340
  Other, net.........................................................        2,088        1,430        4,081        2,429
                                                                        ----------   -----------  -----------  -----------
                                                                            74,309       74,926      146,257      143,415
                                                                        ----------   -----------  -----------  -----------

Income before income taxes...........................................       15,333       13,018       33,705       26,560
Provision for income taxes...........................................        5,290        4,491       11,628        9,163
                                                                        ----------   -----------  -----------  -----------
Net income...........................................................   $   10,043   $    8,527   $   22,077   $   17,397
                                                                        ----------   -----------  -----------  -----------

Basic earnings per common share......................................   $     .57    $     .42    $    1.24    $     .86
                                                                        ----------   -----------  -----------  -----------

Diluted earnings per common share....................................   $     .57    $     .42    $    1.24    $     .86
                                                                        ----------   -----------  -----------  -----------

Weighted average number of shares:
  Basic..............................................................      17,611       20,126       17,824       20,215
  Diluted............................................................      17,684       20,225       17,866       20,333

Net cash provided by operating activities............................   $   8,009    $   5,471    $  28,281    $  23,534
Net cash used in investing activities................................   $  (5,811)   $  (2,032)   $ (11,812)   $  (5,536)
Net cash used in financing activities................................   $  (5,040)   $  (2,726)   $ (23,102)   $ (22,098)

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